Filed in the office of the Secretary of State of the State of Nevada, May 08, 1987 (No. 3485-87)

Articles of Incorporation of Florida-Pacific Corporation

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations. Hereby adopts the following Articles of Incorporation:

ARTICLE ONE. (NAME). The name of the corporation is:  FLORIDA-PACIFIC
CORPORATION.

ARTICLE TWO. (LOCATION). The address of the corporation's principal office is Suite 980, 50 West Liberty Street, in the City of Reno, County of Washoe, State of Nevada, 89501. The initial agent for service of process at that address is THE NEVADA AGENCY AND TRUST COMPANY.

ARTICLE THREE. (PURPOSES). The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the Untied States of America.

ARTICLE FOUR. (CAPITAL STOCK). The corporation shall have authority to issue an aggregate of FIFTY MILLION (50,000,000) shares, par value ONE MIL ($0.001) per share, for a total capitalization of $50,000.

The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

ARTICLE FIVE. (DIRECTORS). The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) persons. The name and addresses of the first Board of Directors are:

WILLIAM R. THORNE, 15 East Fowler Avenue, Tampa, Florida, 33612 SUZY FROST, Suite #500, 350 South Center Street, Reno, Nevada, 89501 EARLENE ROGERS, Suite #906, 3050 Biscayne Boulevard, Miami, Florida, 33137 BARBARA ULRICH, Suite #404, 350 South Center Street, Reno, Nevada, 89501

ARTICLE SIX. (ASSESSMENT OF STOCK). The capital stock of the corporation, after the amount of the subscription prices or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. (INCORPORATOR). The name and address of the incorporator of the corporation is as follows:

CECIL A. WALKER, Suite #980, 50 West Liberty Street, Reno, Nevada, 89501

ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the corporation shall be perpetual.

ARTICLE NINE. (BY-LAWS). The initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-Laws.

ARTICLE TEN. (STOCKHOLDERS' MEETINGS). Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto fixed her signature at Reno, Nevada this 7th day of May, 1987.

STATE OF NEVADA, COUNTY OF CLARK

On this 5th day of December, 1988, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared Suzy Frost, the duly elected Secretary of Power-Save International, Inc., known to me to be the person described in and who executed the foregoing Amendment of the Articles of Incorporation and who acknowledged to me that she executed the same freely and voluntarily on behalf of and in her capacity as the Secretary of Power-Save International, Inc. I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Mary Ellen Hopper
Mary Ellen Hopper, Notary Public
Residing in Clark County

[seal]

My Commission Expires: May 6, 1992

STATE OF FLORIDA
COUNTY OF _________

On this 6th day of December, 1988, before me, the undersigned, a Notary Public in and for the State of Florida, personally appeared Norman Haugen, the duly elected President of Power-Save International, Inc., known to me to be the person described in and who executed the foregoing Amendment of the Articles of Incorporation and who acknowledged to me that he executed the same freely and voluntarily on behalf of and in his capacity as the President of Power-Save International, Inc. I have hereunto set my hand and affixed my official seal the day and year first above written.

Signed
Notary Public

Residing in __________ County

My Commission Expires: __________.

State of Nevada Department of State [seal]

I, FRANKIE SUE DEL PAPA, Secretary of State of the State of Nevada, do hereby certify that Florida-Pacific Corporation did on the EIGHTH day of MAY, 1987, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and furthur, that said Articles contain all the statements of facts required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this EIGHTH day of MAY, A.D. 1987.

/s/ Frankie Sue Del Papa
Frankie Sue Del Papa
Secretary of State

By /s/ Beverly J. Davenport
Beverly J. Davenport
Deputy

[seal]

Filed in the office of the Secretary of State of the State of Nevada, December 6, 1988

By: Suzy Frost, Suite 909, 101 Convention Center Drive, Las Vegas, Nevada, 89109

AMENDMENTS TO THE ARTICLES OF INCORPORATION OF FLORIDA-PACIFIC CORPORATION

We, the undersigned, being the Directors and Secretary and President of the corporation, and in pursuance of the corporate laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do hereby adopt the following Amendments to its Articles of Incorporation:

ARTICLE ONE (NAME) The name of the corporation is POWER-SAVE INTERNATIONAL, INC.

ARTICLE FOUR (CAPITAL STOCK) shall read as follows:

The corporation shall have authority to issue FIFTY MILLION (50,000,000 COMMON shares par value ONE MIL ($0.001) per share, and FIFTY MILLION (50,000,000) PREFERRED shares par value ONE MIL ($0.001) per share for a total capitalization of $100,000.

The holders of shares of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The shareholders shall not possess cumulative voting rights.

The above amendments to the Articles of Incorporation were adopted by the Shareholders of the Corporation on the 17th day of November, 1988 by a majority vote of the outstanding shares of the corporation.

Dated this 21st day of November, 1988.

/s/ Suzy Frost
Suzy Frost, Secretary and Director

/s/ Norman Haugen
Norman Haugen, President and Director

Filed in the office of the Secretary of State of the State of Nevada, July 21, 1993.

/s/ Dean Heller
Dean Heller, Secretary of State

CERTIFICATE OF RESOLUTION TO CHANGE THE RESIDENT AGENT AND/OR CHANGE OF LOCATION OF PRINCIPAL OFFICE

Name of Corporation: POWER-SAVE INTERNATIONAL, INC. (#C3485-1987)

RESOLVED, that the resident agent and location of the principal office was:

Nevada Agency and Trust Company, 50 West Liberty Street, Suite 980, Reno, NV, 89501

THE ABOVE IS HEREBY CHANGED TO:

State Agent and Transfer Syndicate, Inc., 318 North Carson Street, Suite 314, Carson City, NV, 89701

RESOLVED, that the President and Secretary of this corporation be and they are thereby instructed to certify it and file a copy of this resolution in the office of the Secretary of State of Nevada.

Date: 7/21/99
/s/ Scott Balmer

Scott Balmer, President

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, Inc. hereby accepts the appointment as Resident Agent of the above named corporation.

Date: 7/21/99
/s/ Liana Comeaux

Liana Comeaux, Agent and Transfer Syndicate

Filed in the office of the Secretary of State of the State of Nevada, October 08, 1999 (C3485-87)

/s/ Dean Heller
Dean Heller, Secretary of State

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION (After issuance of stock)

Name of Company: POWER-SAVE, LTD.

We the undersigned, Scott Balmer (President) and Mary Jane Balmer (Secretary) of Power-Save, Ltd. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 30th day of August 1999, adopted a resolution to amend the original articles as follows:

Article One is hereby amended to read as follows:

The name of the corporation is POWER SAVE INTERNATIONAL, INC.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,414,149; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote therein.

/s/ Scott Balmer
Scott Balmer, President

/s/ Mary Jane Balmer
Mary Jane Balmer, Secretary